United Technologies Corporation	Exhibit 21
Subsidiary and Affiliate Listing
December 31, 2019

Entity Name	Place of Incorporation
9G Elevator Pte. Ltd.	Singapore
Allyn Holdings, Inc.	Delaware
AMI Industries, Inc.	Colorado
Arabian Air Conditioning Company	Saudi Arabia
Ardmore Holdings S.a.r.l.	Luxembourg
Ashworth Holdings Sarl	Luxembourg
Augusta (Gibraltar) Holdings I Limited	Gibraltar
Automated Logic Corporation	Georgia
B/E Aerospace (UK) Limited	United Kingdom
B/E Aerospace B.V.	Netherlands
B/E Aerospace B.V. - Phillipines	Phillipines
B/E Aerospace Holdings GmbH	Germany
B/E Aerospace, Inc.	Delaware
BE Aerospace (UK) Europe Holdings Limited	United Kingdom
BE Aerospace Global Holding B.V.	Netherlands
BE Aerospace Global Holdings Limited	United Kingdom
BE Aerospace Holdings (UK) Limited	United Kingdom
BE Aerospace International Holdings Limited	United Kingdom
BE Aerospace Investments Holdings II S.a r.l.	Grand-Duchy of Luxembourg
BE Aerospace Investments Holdings II S.A.R.L - Barbados	Barbados
BE Aerospace Investments Holdings Ltd.	Cayman Islands
BE Aerospace Thermal and Power Management Holdings (UK) Limited	United Kingdom
BEA (Barbados) DRE SRL	Barbados
BEA (Barbados) Global Holdings SRL	Barbados
BEA (Barbados) International Holdings SRL	Barbados
BEA Jersey Limited	Jersey
Bedford Holdings B.V.	Netherlands
Beesail Limited	England
Belgium Parkview BVBA	Belgium
BET Security and Communications Limited	United Kingdom
Blades Technology Ltd.	Israel
Caricor Ltd.	Delaware
Carrier Asia Limited	Hong Kong
Carrier Corporation	Delaware
Carrier Enterprise, LLC	Delaware
Carrier HVACR Investments B.V.	Netherlands
Carrier Mexico, S.A. de C.V.	Mexico
Carrier Refrigeration ECR Holding Luxembourg, S.a r.l.	Grand-Duchy of Luxembourg
Carrier Refrigeration Switzerland Ltd	Switzerland
Carrier Transicold Europe	France
Ceesail Limited	England

United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2019

Entity Name	Place of Incorporation
Chubb Fire & Security Limited	England
Chubb Fire & Security Pty Ltd	Australia
Chubb Fire Limited	England
Chubb France	France
Chubb Group Limited	England
Chubb Group Security Limited	England
Chubb International (Netherlands) BV	Netherlands
Chubb International Holdings Limited	England
Chubb Limited	England
Chubb Nederland B.V.	Netherlands
Commonwealth Luxembourg Holdings S.à r.l.	Grand-Duchy of Luxembourg
Concord Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
CTU Of Delaware, Inc.	Delaware
Delancey Holdings B.V.	Netherlands
Delavan Inc	Delaware
Detector Electronics Corporation	Minnesota
Devonshire Switzerland Holdings GmbH	Switzerland
Eagle Services Asia Private Limited	Singapore
Elevadores Otis Ltda.	Brazil
Empresas Carrier, S. de R.L. de C.V.	Mexico
Goodrich Actuation Systems Limited	United Kingdom
Goodrich Aerospace Canada Ltd	Ontario
Goodrich Aftermarket Services Limited	United Kingdom
Goodrich Canada, Inc	Delaware
Goodrich Control Systems	United Kingdom
Goodrich Control Systems, Inc.	Delaware
Goodrich Corporation	New York
Goodrich Inertial Limited	United Kingdom
Goodrich Limited	United Kingdom
Goodrich Luxembourg S.A.R.L.	Grand-Duchy of Luxembourg
Goodrich Pump & Engine Control Systems, Inc.	Delaware
Goodrich Systems Limited	United Kingdom
Goodrich XCH Luxembourg B.V./S.a.r.l. (Dual Dutch/Lux Citizenship)	Netherlands
Hamilton Sundstrand Aviation Services, Inc.	Delaware
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand de Puerto Rico, Inc.	Delaware
Hamilton Sundstrand Holdings, Inc.	Delaware
Hamilton Sundstrand International Holdings (Luxembourg) S.à r.l.	Grand-Duchy of Luxembourg
HEJ Holding, Inc.	Delaware
Highland Holdings S.a.r.l	Luxembourg
United Technologies Corporation
Subsidiary and Affiliate Listing

December 31, 2019

Entity Name	Place of Incorporation
IAE International Aero Engines AG	Switzerland
Kidde Fire Protection Inc.	Delaware
Kidde Products Limited	England
Kidde Technologies Inc.	Delaware
Kidde UK	England
Kidde US Holdings Inc.	Delaware
Koninklijke Fabriek Inventum B.V.	Netherlands
Latin American Holding, Inc.	Delaware
Matlock Holdings Ltd	UK
Menasco Aerosystems Inc.	Delaware
Microtecnica S.r.l.	Italy
Mulberry Holdings LLC	Delaware
Nicoll Holdings S.a.r.l	Luxembourg
Nippon Otis Elevator Company	Japan
Noresco, LLC	Delaware
NSI, Inc.	Delaware
Otis Electric Elevator Company Limited	China
Otis Elevator (China) Company Limited	China
Otis Elevator Company	New Jersey
Otis Elevator Korea	Korea, Republic of
Otis Far East Holdings Limited	Hong Kong
Otis Gesellschaft m.b.H	Austria
Otis Holdings GmbH & Co. OHG	Germany
Otis International Holdings GmbH	Germany
Otis Investments Limited	England
Otis Pacific Holdings B.V.	Netherlands
Otis S.C.S.	France
Parkview Treasury Services (UK) Limited	United Kingdom
Pratt & Whitney Aero Engines International Gmbh	Switzerland
Pratt & Whitney Canada Corp.	Nova Scotia
Pratt & Whitney Canada Holdings Corp.	Nova Scotia
Pratt & Whitney Canada Leasing, Limited Partnership	Québec
Pratt & Whitney Component Solutions, Inc.	Michigan
Pratt & Whitney Compressor Airfoil Holdings, Inc.	Delaware
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt & Whitney Engine Services, Inc.	Delaware
Pratt & Whitney Rzeszow S.A.	Poland
Pratt & Whitney Services, Inc.	Delaware
Pratt Aero Limited Partnership	Nova Scotia
Ratier-Figeac, SAS	France
United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2019

Entity Name	Place of Incorporation
RIELLO GROUP S.P.A	Italy
RIELLO S.P.A.	Italy
Rockwell Collins International Financing S.A.R.L - Barbados	Barbados
Rockwell Collins Technologies LLC	Delaware
Rockwell Collins, Inc.	Delaware
Rohr, Inc.	Delaware
Rosemount Aerospace Inc.	Delaware
Sensitech Inc.	Delaware
Shanghai Pratt & Whitney Aircraft Engine Maintenance Company Limited	China
SICLI Holding SAS	France
Silver Lake Holdings S.à r.l.	Grand-Duchy of Luxembourg
Simmonds Precision Products, Inc.	New York
Sirius (Korea) Limited	England
Trenton Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
Trumbull Holdings SCS	France
TSI Group Inc.	Delaware
United Technologies Corporation [DE]	Delaware
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies France SAS	France
United Technologies Holding GmbH	Germany
United Technologies Holdings Italy Srl	Italy
United Technologies Holdings Limited	England
United Technologies Holdings SAS	France
United Technologies Intercompany Lending Ireland Designated Activity Company	Ireland
United Technologies International Corporation	Delaware
United Technologies International Corporation-Asia Private Limited	Singapore
United Technologies Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
United Technologies Paris S.A.S.	France
United Technologies South Asia Pacific Pte. Ltd	Singapore
UT Finance Corporation	Delaware
UT Luxembourg Holding II S.à r.l.	Grand-Duchy of Luxembourg
UT Park View, Inc.	Delaware
UTC (US) LLC	Delaware
UTC Australia Commercial Holdings Pty Ltd	Australia
UTC Canada Corporation	New Brunswick
UTC Corporation	Delaware
UTC Fire & Security Americas Corporation, Inc.	Delaware
UTC Fire & Security Canada Inc.	Nova Scotia
United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2019

Entity Name	Place of Incorporation
UTC Fire & Security Luxembourg S.a r.l.	Grand-Duchy of Luxembourg
UTC Investments Australia Pty Limited	Australia

UTCL Corp.	Nova Scotia
UTCL Investments B.V.	Netherlands
UTX Holdings S.C.S.	France
Walter Kidde Portable Equipment Inc.	Delaware
Zardoya Otis, S.A.	Spain

* Kidde Technologies Inc. also conducts business as Kidde Aerospace & Defense, Fenwal Safety Systems and Kidde Dual Spectrum.

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as defined by Rule 1-02 of Regulation S-K.